UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

JA Energy

(Exact name of registrant as specified in its charter)

Commission File Number: 0-54236

Nevada	27-3349143
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7495 W. Azure Dr., Suite 110, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

(702) 515-4036

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 10, 2014, pursuant to Nevada Corporate law, NRS 78.335(5), the Board of Directors, filled two vacancies on its Board, by nominating Barry Hall and Frank Arnone to the Board of Directors. Barry Hall and Frank Arnone, accepted the nomination, and it was unanimously approved by the Board of Directors. The new board members will hold office until their successor(s) are elected and qualified.

No agreements exist among present or former controlling stockholders or directors of the Registrant with respect to the election of the members of the board of directors, and to the Registrant's knowledge, no other agreements exist which might result in a change of control of the Registrant.

The Board appointed Barry Hall as Chief Financial Officer. Mr. Hall will serve as Chief Financial Officer until his successor shall be appointed and shall qualify or until the earlier of his death, resignation or removal in the manner provided for in the By-laws of the Corporation. Mr. Hall accepted the position as Executive Vice President.

CURRENT DIRECTORS AND OFFICERS

The names, ages and positions of the Company's director and executive officer are as follows:

Name	Age	Position and Offices Held
James Lusk	62	Director, CEO
Gene Shane	64	Director, COO
Barry Hall	65	Director, CFO
Frank Arnone	66	Director

Background of Barry Hall/Director/CFO

Barry Hall concurrently is the President of Carlaris LV Inc. (Carlaris), which provides managing and consulting services. Since July 2007 Hall has served as President of Carlaris and its predecessor company Carlaris, Inc., which provides management and consulting services. Mr. Hall also serves at Executive Chairman and CFO of EZJR, Inc. (symbol: EZJR), an Internet marketing and service provider

Prior to the formation of Carlaris, Hall had various management roles including Chairman and Chief Executive Officer of CalAmp Corp. (symbol:CAMP), Chief Financial Officer of Earthlink, Inc. (symbol:ELNK), Chief Financial Officer of Styleclick, Inc., Chief Financial Officer of L.A. Cellular and Chief Financial Officer of Applied Solar Energy Corporation. Early in his career Hall worked as an Certified Public Accountant and audit manager for Arthur Young & Company where he managed the audits of a variety of companies in the high-tech, financial services and restaurant industries.

Hall holds an MBA and a BA in Mathematics, both earned at San Diego State University. Between earning these degrees Hall served as a First Lieutenant in the United States Marine Corp and was selected for the rank of Captain prior to his discharge.

Background of Frank Arnone/Director

Frank Arnone received his Bachelor of Arts in Marketing from Long Island University in 1972, and served in the United States Army from 1966-1970. He has over 30 years of experience in consumer marketing at various restaurant companies at both the regional and national level, including Foodmaker Inc., Steak and Ale Restaurant Group, Pepsico-Restaurant Divison and Flagstar/Advantica Inc. While working in this industry his emphasis was on brand development, research and design of new products and the implementation of advertising and media planning.

From 2007-2009 he served as the President and Director of Total Nutraceutical Solutions (OTCBB: TNUS)(formerly Generic Marketing Services).

He is the founder and president of Sir Toms Tobacco Emporium a small retail chain which focuses' on specialty products for the male consumer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JA Energy
Registrant

Date: April 18, 2014	By: Jim Lusk
Jim Lusk Director/CEO